UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COBALT INTERNATIONAL ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0821169
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, TX	77056
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-161734
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Shares of Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

Item 1:   Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-161734 ) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission on September 4, 2009, as amended, and the description under the heading “Description of Capital Stock” relating to the Common Stock in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:   Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1.               Form of Specimen Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

2.               Form of Certificate of Incorporation of the Registrant.

3.               By-laws of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cobalt International Energy, Inc.

	By:	/s/ Samuel H. Gillespie III
		Name:	Samuel H. Gillespie III
		Title:	Executive Vice President and General Counsel
Date: December 11, 2009